EXHIBIT 10.10

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Agreement”) is made and executed as of September ___, 2021, by and between Avalon Acquisition Inc., a Delaware corporation (“Maker”) and Avalon Acquisition Holdings LLC, a Delaware corporation (“Payee”).

Background

A. On October 31, 2020, Maker executed and delivered to Payee a promissory note (the “Promissory Note”) in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000).

B. Maker and Payee desire to enter into this Agreement to amend a certain provision of the Promissory Note.

Agreement

NOW, THEREFORE, in consideration of the reasons set forth above and the mutual promises and covenants contained in this Agreement and the Promissory Note, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Promissory Note.

2. Amendment to Promissory Note.

2.1 Section 1 of the Promissory Note is hereby amended in its entirety to read as follows:

“1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 31, 2021 , or (ii) the date on which Maker consummates an initial public offering of its securities (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.”

3. Miscellaneous.

3.1 The background paragraphs set forth above are incorporated herein and made a part hereof for all purposes.

3.2 Except as specifically amended hereby, the remaining terms and provisions of the Promissory Note shall not be affected by this Agreement and shall remain in full force and effect. The Promissory Note, as amended by this Agreement, is ratified and affirmed by Maker and Payee in all respects.

3.3 This Agreement may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same instrument. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

3.4 The term Promissory Note as used in this Agreement, and all instruments and agreements executed thereunder, shall for all purposes refer to such instruments and agreements, respectively, as amended by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Agreement to be duly executed by the undersigned as of the day and year first above written.

AVALON ACQUISITION INC.

By:
Name:	R. Rachel Hsu
Title:	Chief Financial Officer

Acknowledged and Agreed to as of the date first written above,

AVALON ACQUISITION HOLDINGS LLC

By:
Name:	S. Craig Cognetti
Title:	Managing Member